Exhibit 99.1

NATURAL HEALTH TRENDS ANNOUNCES FINANCIAL RESULTS

DALLAS, TX, August 13, 2012 -- Natural Health Trends Corp. (OTCQB: NHTC) today announced its financial results through June 30, 2012.  The Company reported first-half sales of $20.1 million, up 62% over the $12.4 million a year ago.  In the second quarter, sales, at $11.0 million, were up 52% over a year ago.  First half earnings per share were $0.12, compared to $0.02 in 2011.  Second quarter earnings per share were $0.08, a 33% increase over the comparable period in 2011.

“Our rewarding business model that is centered around dedicated field leaders, an enhanced commission structure, systemic training, dedicated support and services, effective promotions and high-quality products offer an ideal opportunity for personal success for our members,” said Chris Sharng, President of Natural Health Trends. “We believe it’s our continued focus on these core areas of our business that is driving our business growth. We are pleased with the results and will continue building upon our success.”

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe.  The company markets premium quality personal care products under the NHT Global brand.  Additional information can be found on the company’s website, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance.  Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated.  Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 27, 2012, with the Securities and Exchange Commission.  We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	December 31, 2011	June 30, 2012
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,617	$4,637
Restricted cash	494	–
Accounts receivable	93	203
Inventories, net	1,089	1,258
Other current assets	537	627
Total current assets	3,830	6,725
Property and equipment, net	68	114
Goodwill	1,764	1,764
Restricted cash	220	221
Other assets	241	247
Total assets	$6,123	$9,071

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$2,208	$2,480
Income taxes payable	11	66
Accrued distributor commissions	1,177	1,513
Other accrued expenses	1,471	1,749
Deferred revenue	967	1,627
Deferred tax liability	148	148
Other current liabilities	950	903
Total liabilities	6,932	8,486
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	124	124
Common stock	11	11
Additional paid-in capital	80,493	80,532
Accumulated deficit	(81,338)	(79,985)
Accumulated other comprehensive loss:
Foreign currency translation adjustments	(99)	(97)
Total stockholders’ equity (deficit)	(809)	585
Total liabilities and stockholders’ equity (deficit)	$6,123	$9,071

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012

Net sales	$7,208	$10,980	$12,383	$20,070
Cost of sales	1,977	2,884	3,506	5,283
Gross profit	5,231	8,096	8,877	14,787
Operating expenses:
Distributor commissions	2,714	4,886	4,476	8,577
Selling, general and administrative expenses	1,836	2,313	3,866	4,750
Depreciation and amortization	26	8	258	20
Total operating expenses	4,576	7,207	8,600	13,347
Income from operations	655	889	277	1,440
Other income (expense), net	26	2	(69)	(61)
Income before income taxes	681	891	208	1,379
Income tax provision	13	45	20	26
Net income	668	846	188	1,353
Plus: Net loss attributable to the noncontrolling interest	1	–	9	–
Net income attributable to Natural Health Trends	669	846	197	1,353

Preferred stock dividends	(4)	(4)	(8)	(8)
Net income attributable to common stockholders of Natural Health Trends	$665	$842	$189	$1,345

Income per share of Natural Health Trends – basic and diluted	$0.06	$0.08	$0.02	$0.12

Weighted-average number of shares outstanding:
Basic	10,675	10,919	10,655	10,891
Diluted	10,706	11,219	10,659	11,208

Contact:

Natural Health Trends Corp.
investor.relations@nhtglobal.com

SOURCE:  Natural Health Trends Corp.